EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended August 29, 2014

Current Month				Rolling Performance*				Rolling Risk Metrics* (September 2009 – August 2014)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	1.4%	4.2%	-1.7%	2.1%	-6.1%	-4.4%	1.6%	-4.4%	10.5%	-28.6%	-0.4	-0.5
B**	1.4%	4.2%	-2.1%	1.5%	-6.7%	-5.0%	0.9%	-5.0%	10.5%	-29.9%	-0.4	-0.6
Legacy 1***	1.5%	4.3%	-0.4%	4.2%	-4.0%	-2.5%	N/A	-2.5%	10.3%	-23.7%	-0.2	-0.3
Legacy 2***	1.5%	4.3%	-0.5%	4.0%	-4.3%	-2.8%	N/A	-2.8%	10.3%	-24.4%	-0.2	-0.4
Global 1***	1.5%	4.3%	-0.2%	4.5%	-3.5%	-3.2%	N/A	-3.2%	9.9%	-21.9%	-0.3	-0.4
Global 2***	1.5%	4.3%	-0.4%	4.3%	-3.7%	-3.5%	N/A	-3.5%	9.8%	-22.4%	-0.3	-0.5
Global 3***	1.4%	4.2%	-1.4%	2.7%	-5.3%	-5.2%	N/A	-5.2%	9.8%	-27.9%	-0.5	-0.7

S&P 500 Total Return Index****	0.8%	4.0%	9.9%	25.2%	20.6%	16.9%	8.4%	16.9%	13.2%	-16.3%	1.3	2.1
Barclays Capital U.S. Long Gov Index****	1.2%	4.0%	17.2%	14.1%	5.8%	7.8%	7.1%	7.8%	11.3%	-15.5%	0.7	1.2
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	23%					23%
Energy	6%	Short	Brent Crude Oil	1.4%	Short	6%	Short	Brent Crude Oil	1.4%	Short
			Gas Oil	1.2%	Short			Gas Oil	1.2%	Short
Grains/Foods	11%	Short	Sugar	1.8%	Short	11%	Short	Sugar	1.8%	Short
			Corn	1.6%	Short			Corn	1.6%	Short
Metals	6%	Long	Gold	2.1%	Short	6%	Long	Gold	2.1%	Short
			Aluminum	1.1%	Long			Aluminum	1.1%	Long
FINANCIALS	77%					77%
Currencies	23%	Long $	Japanese Yen	5.3%	Short	23%	Long $	Japanese Yen	5.3%	Short
			Euro	5.0%	Short			Euro	5.0%	Short
Equities	28%	Long	S&P 500	5.9%	Long	28%	Long	S&P 500	5.8%	Long
			Hang Seng Index	4.2%	Long			Hang Seng Index	4.2%	Long
Fixed Income	26%	Long	Bunds	4.4%	Long	26%	Long	Bunds	4.4%	Long
			Schatz	3.5%	Long			Schatz	3.5%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets rallied over 2% in anticipation overall improvements in the U.S. economy will support additional industrial demand.  Natural gas markets rose to six-week highs as recent heat waves across the U.S. reduced current inventories more than anticipated.

Grains/Foods
Soybean markets were down nearly 7% as calls for rain in the Midwest bolstered already elevated supply forecasts.  Coffee prices increased to 3-month highs as continued droughts in Central America will further reduce crop output.  In the livestock markets, lean hogs and live cattle prices rallied because of elevated demand from U.S. meat packers.

Metals
Copper markets fell as growing tensions between Russia and Ukraine raised concerns of reduced global demand for the industrial metal.  Aluminum prices moved higher, supported by data from the London Metals Exchange which showed a decline in inventories.  Gold markets finished slightly higher as support from increased demand for safe-haven assets outweighed declines caused by upbeat U.S. economic data.

Currencies
The euro declined sharply because of geopolitical uncertainty in Ukraine and due to data reports that showed deflation was accelerating in Spain.  The Canadian dollar rallied nearly 1% versus its U.S. counterpart due to strong Canadian growth and export data.  The U.S. dollar strengthened because of beliefs the continuing signs of economic improvement in the U.S. will speed up the timetable for an interest rate hike.

Equities
U.S. equity markets finished higher and set new all-time highs due to rallies spurred by a plethora of bullish economic indicators, including strong durable goods, consumer confidence, and investor sentiment data.  European equities also moved higher, fueled by hopes of further easing from the European Central Bank as a means to help ailing nations within the Eurozone.  The Japanese Nikkei 225 index fell due to tepid economic data and concerns recent stimulus efforts have been ineffective.

Fixed Income
U.S. Treasury markets rallied because of increased safe-haven demand following reports of increased turmoil in Ukraine.  Strong demand during a recent Treasury auction also played a role in driving prices higher.  German Bund markets moved higher because of increased interest from investors who attempted to move away from the unstable sovereign debt of smaller European nations.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.